Exhibit 3.1

FIFTH AMENDED AND RESTATED BY-LAWS

OF

LENDINGTREE, INC.

(effective November 21, 2025)

TABLE OF CONTENTS

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FIFTH AMENDED AND RESTATED BY-LAWS
OF
LENDINGTREE, INC.
(effective November 21, 2025)

Article I - OFFICES

Section 1. Registered Office.

The registered office of LendingTree, Inc. (the “Corporation”) shall be located in the City of Dover, State of Delaware, or such other place as the board of directors (the “Board”) may from time to time determine.

Section 2. Other Offices.

The Corporation may have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

Article II - STOCKHOLDERS

Section 1. Places of Meetings.

All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the Delaware General Corporation Law (the “DGCL”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL or any successor legislation. In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2. Annual Meeting.

(a) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board shall each year fix. At the meeting, directors shall be elected and any other proper business may be transacted.

(b) Nominations of persons for election to the Board and the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting (or any amendment or supplement thereto) delivered pursuant to Section 2 of Article II of these By-Laws, (ii) by or at the direction of the Board or any authorized committee thereof, or (iii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with all of the notice procedures set forth in this Section 2 and who was a stockholder of record of the Corporation (the “Record Stockholder”) (A) at the time such notice is delivered to the Secretary of the Corporation, (B) on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, and (C) on the date of the annual meeting. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations of persons for election to the Board and propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, (the “Exchange Act”)) before an annual meeting of stockholders.

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(c) For nominations or other business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (iii) of the foregoing paragraph, (i) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and provided any updates to such notice and additional information at the time and in the form required by this Section 2, (ii) in the case of business other than nominations of persons for election to the Board, any such business must be a proper matter for stockholder action under Delaware law, and (iii) the Record Stockholder and the beneficial owner (as defined in Rule 13d-3 under the Exchange Act or any successor legislation), if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined herein) required by these By-Laws. To be timely, a Record Stockholder’s notice for an annual meeting must be received by the Secretary at the principal executive office of the Corporation not less than 90 or more than 120 days prior to the first anniversary (the “Anniversary”) of the date for the preceding year’s annual meeting of stockholders; provided, however, if the date of the annual meeting is more than 30 days before or more than 60 days after such Anniversary, or no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received, not more than 120 days prior to such annual meeting and not less than the later than (i) 90 days prior to such annual meeting or, (ii) if later, the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made by the Corporation. Neither the adjournment or recess of an annual meeting, nor the postponement or rescheduling of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, shall commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice. Notwithstanding anything in this Section 2 to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 10 days prior to the last day a Record Stockholder may deliver a notice in accordance with the preceding provisions of this paragraph, then a Record Stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the 10th calendar day following the day on which such public announcement is first made by the Corporation. To be considered timely, any Record Stockholder notices or other information required to be delivered or submitted pursuant to this Section 2 must be received by the Corporation before the close of business at the principal executive office of the Corporation by delivery to its principal executive office. The timeliness requirements set forth in this Section 2 apply notwithstanding any different requirement set forth in Rule 14a-19 or elsewhere in Regulation 14A of the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein.

(d) If the Record Stockholder proposes to nominate one or more persons for election or re-election as directors, the Record Stockholder’s notice shall set forth (i) the names of such Record Stockholder’s nominees and (ii) the dates of first contact between the Record Stockholder, on the one hand, and the candidate whom the Record Stockholder proposes to nominate for election or re-election as a director, on the other hand. The number of nominees (inclusive of substitutes) that a Record Stockholder may set forth in such notice for nomination for election or re-election at an annual meeting (or in the case of a Record Stockholder giving notice on behalf of a beneficial owner, the number of nominees a Record Stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A Record Stockholder may not submit any substitute nominations unless they are made within the time periods set forth in this Section 2 and the Record Stockholder and the substitute nominees otherwise comply with this Section 2.

(e) If the Record Stockholder proposes to bring other business before an annual meeting, the Record Stockholder’s notice shall include (i) a brief description of the business desired to be brought before the meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment); (iii) the reasons for conducting such business at the meeting; and (iv) any material interest (including a substantial interest, within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the business or proposal is made.

(f) To be in proper form for purposes of this Section 2, the Record Stockholder’s notice to the Secretary in connection with an annual or special meeting of the stockholders required by this Section 2 shall include the following information about the Record Stockholder giving the notice and each beneficial owner, if any, on whose behalf the Record Stockholder is making the nomination(s) or business or proposal(s), and any affiliate who controls either of the foregoing directly or indirectly (a “control person”):

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(i) each such person’s name and address (including, in the case of the Record Stockholder, the name and address that appears on the Corporation’s books and records);

(ii) (A) the class, series, and number of shares of the Corporation that are owned beneficially and of record by such Record Stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Record Stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this By-law, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such Record Stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);

(iii) any other information relating to each such person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act; and

(iv) a description of (A) any plans or proposals which any person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and (B) any agreement, arrangement or understanding (including the identity of the parties thereto) with respect to the nomination or other business between or among such persons and any other parties, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), in each case as of the date the notice required by this Section 2 is delivered to the Corporation by the Record Stockholder presenting the nomination or other proposal.

(g) The Record Stockholder’s notice required by this Section 2 shall include as to each person whom the stockholder proposes to nominate for election or re-election as a director:

(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act;

(ii) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person:

(A) consents to serving as a director if elected and to being named in the Corporation’s proxy materials and form of proxy as a nominee (with the Corporation determining in its discretion whether to include such nominee in its proxy materials), and currently intends to serve as a director for the full term for which such person is standing for election;

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(B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity:

(1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or

(2) that could limit or interfere with the person’s ability to comply, if elected, with such person’s fiduciary duties under applicable law;

(C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation;

(D) whether or not the nominee, if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and

(E) all completed and signed questionnaires provided by the Corporation (the “Questionnaires”) (which shall also be completed by the corporation’s nominees for director). The Questionnaires will be provided by the Corporation within 10 days following a request therefor by a stockholder seeking to nominate nominees.

(h) The Record Stockholder’s notice required by this Section 2 shall include:

(i) a detailed description of any agreement, arrangement, understanding or relationship (including the identity of all the parties thereto) which are existing as of the date of the Record Stockholder’s notice or which existed at any time during the 24 months prior to the date of the Record Stockholder’s Notice with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation to which any of the following is a party, or pursuant to which any of the following has a right to vote any shares of any class or series of stock of the Corporation: (A) the Record Stockholder giving the notice; (B) the beneficial owner, if any, on whose behalf the nomination or proposal is made, (C) any of the Record Stockholder’s nominees for director; and (D) the respective affiliates or associates of any of the foregoing (each person contemplated by the foregoing clauses (A)-(D) collectively, “proponent persons”);

(ii) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, any contract to purchase or sell, the acquisition or grant of any option, right or warrant to purchase or sell or any swap or other instrument) which are existing as of the date of the Record Stockholder’s notice or which existed at any time during the 24 months prior to the date of the Record Stockholder’s Notice to which any proponent person is a party, the intent or effect of which may be (A) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (B) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (C) to provide any proponent person, directly or indirectly, with the opportunity to hedge, profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation; and

(iii) any significant equity interest held by the proponent persons in any principal competitors of the Corporation, a list of which will be provided by the Corporation within 10 days following a request therefor by a stockholder. For purposes of this Section 2(h)(iii), “principal competitor” shall mean any person or entity that develops or provides products or services that compete with our are alternatives to the principal products developed or produced or services provided by the Corporation or its affiliates.

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(i) The Record Stockholder’s notice required by this Section 2 shall include the following representations, certifications and agreements from the Record Stockholder giving the notice, each beneficial owner (if any) on whose behalf the Record Stockholder’s nomination or proposal is being made and each control person (if any):

(i) a representation that the Record Stockholder giving the notice is a holder of record of stock of the Corporation at the timing the notice required by Section 2 is given, and will be a stockholder of record as of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and as of the date of the annual meeting;

(ii) a representation whether or not a Record Stockholder, or beneficial owner or control person(s), if any, will, or will be part of a group that will, (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or, in the case of a nominee, at least 50% of the voting power of the Corporation’s outstanding capital stock; (B) solicit proxies or votes from stockholders pursuant to Rule 14a-19 under the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors; and/or (C) otherwise solicit proxies with respect to one or more nominees or business proposals (in each case, specifically identifying each participant in the solicitation as defined under Item 4 of Schedule 14A and the means by which the participants intend to solicit proxies or votes) (such representation, a “Solicitation Statement”);

(iii) a representation that promptly after a Record Stockholder, beneficial owner or control person(s), if any, solicits the holders of the Corporation’s stock referred to in the representation required in the preceding clause, and in any event no later than the 10th day before the annual meeting, such Record Stockholder, beneficial owner or control person(s) will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock; and

(iv) a certification regarding whether such Record Stockholder, and beneficial owner and control person, if any, have complied with all applicable federal, state and other legal requirements in connection with the Record Stockholder’s, beneficial owner’s and/or control person’s acquisition of shares of capital stock or other securities of the Corporation and/or the Record Stockholder’s, beneficial owner’s and/or control person’s acts or omissions as a stockholder of the Corporation.

(j) A Record Stockholder providing notice of a proposed nomination or other business proposed to be brought before a meeting pursuant to this Section 2 shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for determining the stockholders entitled to notice of the meeting and (ii) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; provided that if the record date for determining the stockholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in proper written form to the Secretary at the principal executive offices of the corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than 15 days prior the date of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement set forth in these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in a Record Stockholder’s notice, extend any applicable deadline under these By-Laws or enable or be deemed to permit a Record Stockholder who has previously submitted a Record Stockholder’s notice under these By-Laws to amend or update any proposal or to submit a new proposal or new nominees.

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(k) At any time before the applicable meeting of stockholders, the Corporation may require (i) any proposed nominee to furnish such other information as it may reasonably require to determine the independence of such nominee under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules and (ii) any proposed nominee and any stockholder who has provided a notice of nomination or other business (and any beneficial owner on whose behalf such stockholder is acting and any control person) to provide any information that the Corporation determines is required to determine whether any person has complied with this Section 2. Any such information required to be provided pursuant to this paragraph must be provided to the Corporation within five (5) business days of the Corporation’s request therefor.

Section 3. Special Meetings.

(a) Special meetings of the stockholders, other than those required by statute, may be called at any time only by or at the direction of the Board or by a person specifically designated with such authority by the Board. The Board may postpone or reschedule any previously scheduled special meeting. A special meeting requested of the stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board. A special meeting of the stockholders shall not be held if either (i) the Board has called or calls for an annual meeting of stockholders and the purpose of such annual meeting includes (among any other matters properly brought before the meeting) the purpose specified in the request, or (ii) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received by the Corporation which included the purpose specified in the request.

(b) A written request for a special meeting of stockholders shall be signed by each record stockholder requesting a special meeting and shall set forth: (i) a statement of the specific purpose of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholders requesting the meeting; (ii) the name and address of each such stockholder as it appears on the Corporation’s stock ledger; (iii) the number of shares of the Corporation’s stock owned of record and beneficially by each such stockholder; and (iv) as to each record stockholder making a request and any beneficial owner on whose behalf such stockholder is making such request, the same information that the record stockholder must provide pursuant to Section 2 of Article II of these By-Laws in connection with a proposal to conduct business at an annual meeting. The requirement set forth in the preceding clause (iv) shall not apply to any record stockholder that is a broker, bank or custodian (or similar entity) and is acting solely as nominee on behalf of a beneficial owner. A stockholder may revoke the request for a special meeting at any time by written revocation delivered to the Secretary.

(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or any committee thereof or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in Section 2 of Article II of these By-Laws and who is a stockholder of record at the time such notice is delivered in proper written form to the Secretary at the principal executive offices of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such notice of a stockholder shall include the same information, representations, certifications and agreements that would be required if the stockholder were to make a nomination in connection with an annual meeting of stockholders pursuant to Section 2 of Article II of these By-Laws and such stockholder shall be obligated to provide the same supplemental or additional information in connection with a special meeting of stockholders as required pursuant to Section 2.j. of Article II in connection with an annual meeting of stockholders. Notwithstanding any other provision of these By-Laws, in the case of a special meeting called at the request of one or more stockholders, no stockholder may nominate a person for election to the Board or propose any business to be considered at a meeting, except pursuant to a written request to call a special meeting pursuant to this Section 3 that identifies the nominees for election and business to be considered at the special meeting and that meets the requirements of these By-Laws. Each request for a special meeting to elect one or more nominees shall include the same information, representations, certifications and agreements that would be required if the stockholder were to make a nomination in connection with an annual meeting of stockholders pursuant to Section 2 of Article II and such stockholder shall be obligated to provide the same supplemental or additional information in connection with a special meeting of stockholders as required pursuant to Section 2 of Article II in connection with an annual meeting of stockholders.

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(d) Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 4. General.

(a) A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a Record Stockholder in accordance with Section 2 or (ii) the person is nominated by or at the direction of the Board. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(b) Unless otherwise required by law or as otherwise determined by the Board or the chair of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business (whether pursuant to the requirements of these By-Laws or in accordance with Rule 14a-8 under the Exchange Act) shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized in writing, executed by such stockholder or an electronic transmission (as defined herein) delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary at the principal executive offices of the Corporation at least five (5) days in advance of the meeting of stockholders.

(c) Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation as may be amended or amended and restated from time to time (the “Certificate of Incorporation”) or these By-Laws, the Board or the chair of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective proposal or nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The authority of the chair of the meeting shall be subject to the supervision of the Board and any rules or regulations adopted by the Board.

(d) For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e) Nothing in this Section 4 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act (including, without limitation, Rule 14a-8 of the Exchange Act) or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(f) A stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in Sections 2, 3 and 4 of Article 2 of these By-Laws. Nothing in Sections 2, 3 and 4 of Article 2 of these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by or on behalf of the Board.

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Section 5. Notice of Meetings.

(a) Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the corporation.

(b) If at any stockholder meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of Section 262(d) of the DGCL to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of Section 262(d) of the DGCL.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, or are provided in any other manner permitted by the DGCL, unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(d) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this subparagraph (d) shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of these Bylaws, “electronic transmission” has the meaning set forth in Section 232(d)(1) of the DGCL or any successor legislation.

Section 6. Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, (a) the chairman of the meeting or (b) the holders of a majority of the voting power of all of the shares of the stock present in person or by proxy may adjourn the meeting to another place, if any, date, or time.

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Section 7. Organization.

Such person as the Board may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Board may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 8. Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 9. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at a meeting of stockholders if the number of nominees exceeds the number of directors to be elected at such meeting as of the date that is five (5) business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. The Board, or a committee thereof, shall establish procedures with respect to the resignation from the Board of continuing directors who are not re-elected. Except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

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Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be affected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 10. Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.

Article III - BOARD OF DIRECTORS

Section 1. Number, Election and Term of Directors.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

Section 2. Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders). No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 3. Regular Meetings.

Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors.

Section 4. Special Meetings.

Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or by a majority of the Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 2 of Article VII of these By-Laws.

Section 5. Quorum.

At any meeting of the Board, a majority of the total number of directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

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Section 7. Conduct of Business.

At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Compensation of Directors.

Unless otherwise restricted by the certificate of incorporation, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for such service.

Section 9. Confidentiality.

Each member of the Board shall maintain the confidentiality of, and shall not share with any third party person or entity (including third parties that originally sponsored, nominated or designated such director (the “Sponsoring Party”)), any nonpublic information learned in their capacities as directors, including communications among members of the Board in their capacities as directors. The Board may adopt a board confidentiality policy further implementing and interpreting this By-Law (a “Board Confidentiality Policy”). All members of the Board are required to comply with this By-Law and any such Board Confidentiality Policy unless such director or the Sponsoring Party for such director has entered into a specific written agreement with the Corporation, in either case as approved by the Board, specifically providing otherwise with respect to such confidential information.

Section 10. Emergency Bylaws.

This Section 10 of Article III shall be operative during any emergency condition as contemplated by Section 110 of the DGCL or any successor legislation (an “Emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Except as the Board may otherwise determine during any Emergency, the Corporation and its directors and officers may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL or any successor legislation.

Article IV - COMMITTEES; CONDUCT OF BUSINESS; CHAIRMAN

Section 1. Committees of the Board.

The Board may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

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Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members, but never less than two (2) members, shall constitute a quorum, unless the committee shall consist of one (1) member, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3. Chairman of the Board.

The Board may elect one (1) of its members to be Chairman of the Board and may fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board shall determine. The Chairman of the Board may but need not be an officer of or employed by the Corporation. Unless the resolutions appointing the Chairman of the Board specify that the Chairman of the Board shall be an officer, the Chairman of the Board shall not be an officer. The Chairman of the Board, if such be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as be from time to time assigned to him by the Board.

Article V - OFFICERS

Section 1. Generally.

The Corporation shall have a Chief Executive Officer (the “CEO”), a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board, all of whom shall perform such duties as from time to time may be prescribed by the Board. Any two (2) or more offices may be held by the same person. Officers shall be elected by the Board, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board shall be fixed from time to time by the Board or by such officers as may be designated by resolution of the Board.

Section 2. The Chief Executive Officer.

Subject to the provisions of these By-laws and to the direction of the Board, the CEO shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3. President.

The Board or the CEO may elect a President of the Corporation to have such duties and responsibilities as from time to time may be assigned to him by the CEO or the Board. He or she shall have general responsibility for the management and control of the operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him or her by the Board or the CEO. Subject to the direction of the Board and the Chairman of the Board, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized, and to all acts which are authorized by the CEO or the Board, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of President of a corporation.

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Section 4. Chief Financial Officer.

The Chief Financial Officer (if any) shall act in an executive financial capacity. He or she shall assist the CEO and the President, if any, in the general supervision of the Corporation’s financial policies and affairs. Subject to the direction of the Board and the Chairman of the Board, the Chief Financial Officer shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall, in general, have such other duties and responsibilities as are assigned consistently with the authority of a Chief Financial Officer of a corporation.

Section 5. Vice Presidents.

The Board or the CEO may from time to time name one or more Vice Presidents that may include the designation of Executive Vice Presidents or Senior Vice Presidents all of whom shall perform such duties as from time to time may be assigned to him by the CEO or the Board.

Section 6. Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board may from time to time prescribe.

Section 7. Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. He or she shall have charge of the corporate books and shall perform such other duties as the Board may from time to time prescribe.

Section 8. Delegation of Authority.

The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 9. Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board.

Article VI - STOCK

Section 1. Certificates of Stock.

The stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution for any or all of the stock to be uncertificated shares. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or President, if any (or any Vice President), and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

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Section 2. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 3. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity. When authorizing such issue of new certificate(s), the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate(s), or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed.

Section 4. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

Article VII - NOTICES

Section 1. Notices.

If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL or any successor legislation.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

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Article VIII - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

Section 2. Corporate Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board.

Section 5. Time Periods.

In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6. Forum for Certain Actions.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation of the Corporation or these By-laws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions in Section 6 of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions in Section 6 of this Article VIII (including, without limitation, each portion of any sentence in Section 6 of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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Article IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Indemnification.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or a person of whom he is the legal representative is or was, at any time during which this By-Law is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or is or was at any such time serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (each such person, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this By-Law, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this By-Law shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such indemnitee is not entitled to be indemnified for such expenses under this By-Law or otherwise. The rights conferred upon indemnitees in this By-Law shall be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel (as defined herein) in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iv) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(c) If a claim under paragraph (a) of this By-Law is not paid in full by the Corporation within 30 days after a written claim pursuant to paragraph (b) of this By-Law has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is 20 days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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(d) If a determination shall have been made pursuant to paragraph (b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this By-Law.

(e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

(f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this By-Law that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

(g) The Corporation may grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

(h) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i) For purposes of this By-Law:

(i) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, selected by the Disinterested Directors (if such Disinterested Directors so exist), that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this By-Law.

(j) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

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Section 2. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation and any current or former director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including any person who serves or served in any such capacity with respect to any employee benefit plan maintained or sponsored by the Corporation, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Article X - AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to adopt, amend and repeal these By-Laws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the By-Laws.

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